Exhibit 5.1

600 Congress Avenue, Suite 2200 Austin, TX 78701 Telephone: 512-305-4700 Fax: 512-305-4800 www.lockelord.com

August 23, 2018

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, LA 70808

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-226614 (the “Registration Statement”), filed by Lamar Advertising Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the selling stockholders (the “Selling Stockholders”) are selling up to an aggregate of 163,137 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share. A prospectus supplement dated August 23, 2018, relating to the offer and sale of the Shares, which, together with the prospectus filed with the Registration Statement (the “Base Prospectus”) constitute the “Prospectus,” was filed with the Commission pursuant to Rule 424(b)(7) (the “Prospectus Supplement’). In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)	the Registration Statement, including the Base Prospectus;

(b)	the Prospectus Supplement;

(c)	the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

(d)	the Amended and Restated Bylaws of the Company, as amended to date;

(e)	certain resolutions of the Board of Directors of the Company dated July 31, 2018 relating to, among other matters, the authorization of the issuance and registration of the Shares (the “Resolutions”);

(f)	certificates of the Company, certain of its affiliates and public officials; and

(g)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinion set forth herein.

In our examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents; (iv) the authority of all persons signing any document; (v) the enforceability of all the

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documents and agreements we have reviewed in accordance with their respective terms against the parties thereto; and (vi) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us. We have also assumed that the Shares will be sold pursuant to the Registration Statement in such manner as relates to and is described in the Prospectus Supplement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

This opinion is rendered on the date hereof, and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus Supplement under the caption “Legal Matters. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP